Exhibit 10.47
PURCHASE OF ASSETS AND TERMINATION AGREEMENT
THIS PURCHASE OF ASSETS AND TERMINATION AGREEMENT (“Agreement”), dated as of April 4, 2011 (the “Effective Date”), by and among Arcadia Resources, Inc., a Nevada corporation, having its principal office at 9320 Priority Way West Drive, Indianapolis, Indiana 46240 (“Arcadia”), BestCare Travel Staffing, LLC, a Kentucky limited liability company, (“BestCare”), and solely for purposes of Paragraph H of this Agreement, Steven L. Zeller, an individual residing in the State of Indiana and a member of BestCare (“Zeller”).
WHEREAS, Arcadia, Arcadia Health Services, Inc. d/b/a Arcadia Health Care, a Michigan corporation and an indirect wholly owned subsidary of Arcadia, BestCare and Zeller are parties to an Agreement for Appointment of Arcadia Health Services of Michigan, Inc. Represenatitive, dated as of August 13, 2006 (the “Representative Agreement”) pursuant to which BestCare is engaged in the business of providing travel nurse and other health staffing services in the United States of America as a representative of Arcadia;
WHEREAS, pursuant to the Representative Agreement, Arcadia agreed to purchase and BestCare and Zeller, as represetatives of the members of BestCare, agreed to sell, at Arcadia’s election, all of BestCare’s outstanding membership interests or substantially all of BestCare’s assets on the terms set forth in the Representative Agreement pursuant to the terms and conditions set forth herein; and
WHEREAS, Arcadia has elected to purchase substantially all of BestCare’s assets.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
A.	Defined Terms. Unless the context otherwise requires, capitalized terms used in this Agreement that are not defined herein have the meanings ascribed to such terms in the Representative Agreement.
B.
Purchase of Assets. Upon the terms and conditions set forth herein, Arcadia agrees to purchase and acquire, and BestCare agrees to transfer and sell the Assets (as defined below) to Arcadia, free and clear of all liens, claims and encumbrances. The purchased assets include substantially all of the assets of BestCare, specified by but not limited to those set forth on Exhibit A-1 attached hereto, but exclude those assets set forth on Exhibit A-2 attached hereto (collectively, the “Assets”). Arcadia understands that certain of the Assets may at Closing be subject to a security interest in favor of Citizens Commerce National Bank (the “CCNB Security Interest”). BestCare will cause the CCNB Security Interest to be discharged and released within ten (10) business days of the Effective Date.

C.
Assumption of Liabilities. BestCare acknowledges and agrees that Arcadia shall assume no liabilities of BestCare except for those liabilities set forth on Exhibit B attached hereto (collectively, the “Assumed Liabilities”) pursuant to the Assignment and Assumption Agreement in the form attached hereto as Exhibit C (the “Assignment and Assumption Agreement”).

D.
Purchase Price. The aggregate consideration (the “Purchase Price”) to be paid by Arcadia to BestCare for the Assets is $890,000. On the date of this Agreement, Arcadia shall wire to BestCare the amount of $296,667 and enter into a promissory note in the form attached hereto as Exhibit D (the “Promissory Note”) having a principal amount of $593,333.

E.
Bill of Sale. On the date hereof, BestCare will deliver a bill of sale transferring full and complete title to and ownership of the Assets to Arcadia, free and clear of all liens, claims and encumbrances (except for the CCNB Security Interest) (the “Bill of Sale”) in the form attached hereto as Exhibit E, and will deliver possession of all of the Assets to Arcadia.

F.
Cooperation in the Transfer of the Business to Arcadia. BestCare and BestCare’s directors, managers, members, officers, employees, and agents each acknowledges and agrees that each of them will cooperate with Arcadia and do all such acts and things in good faith as Arcadia may reasonably request in order to effectuate the sale and transfer of the Assets to Arcadia and to consummate the transactions contemplated herein.

G.
Lease of BestCare’s Business Premises. On the date hereof, BestCare shall assign to Arcadia Health Services and Arcadia Health Services shall assume and agree to perform all of BestCare’s rights and obligations under that certain Commercial Lease, dated October 7, 2009, by and between Ron W. Turner and Linda T. Turner, husband and wife (together, the “Lessor”), and BestCare (the “Lease”) for BestCare’s office location at 2480 Fortune Drive, Suite 130, Lexington, Kentucky 40509 (the “Leased Premises”). BestCare shall be responsible for obtaining any required consent to such assignment and assumption. Arcadia shall pay, or prior to the Effective Date shall have paid, BestCare $2,100 representing the lease deposit previously provided to the Lessor, and Arcadia shall retain the right to such deposit upon termination of the Lease.

H.
Termination of Representative Agreement. The parties acknowledge and agree that the Representative Agreement shall terminate as of the Effective Date, provided that nothing in this Agreement shall alter, terminate, impair or otherwise affect the rights, duties and obligations of each of the parties under the Representative Agreement that survive the termination of the Representative Agreement pursuant to the terms thereof. For the avoidance of doubt, and without limiting the foregoing, the parties acknowledge and agree that the rights, duties and obligations of Arcadia, BestCare and BestCare’s directors, managers, members, officers, employees, and agents, including without limitation the individuals named in Section 12.B of the Representative Agreement, with respect to Section 12 (confidentiality and prohibited competition), Section 16 (arbitration of disputes), and the other provisions referenced in Section 14.D of the Representative agreement shall survive the termination of the Representative Agreement and continue in full force and effect to the extent and for the periods of time set forth in the Representative Agreement. Notwithstanding the foregoing, (i) the obligations of Zeller regarding confidentiality and prohibited competition shall be only as set forth in his existing Employment Agreement with Arcadia and (ii) there shall be no bad debt charges against the bad debt reserve pursuant to Section 10 of the Representative Agreement after the Effective Date.

I.
Satisfaction of Accounts Payable. All of BestCare’s accounts payable shall be the responsibility of BestCare, with Arcadia assuming no liability for such accounts. BestCare shall certify to Arcadia, in writing, the satisfaction of all such accounts payable upon completion of all payments.

J.
Closing. The closing of the transactions contemplated by this Agreement shall occur as of the Effective Date. At the closing, BestCare and Arcadia shall each deliver counterpart signature pages, as applicable, to this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, and the Promissory Note. Further, on or before the Effective Date, BestCare shall have delivered to Arcadia a consent of Lessor to assignment of the Leased Premises.

K.	Post-Closing Obligations.
1.
Bad Debt Reserve. BestCare’s bad debt reserve balance is $51,324 as of the Effective Date. Arcadia shall pay BestCare $20,000 of this reserve in cash on April 8, 2011 and the remaining $31,324 with the first interest payment on the Promissory Note. Any charges or write-offs for bad debt on or after the Effective Date will not reduce the amounts paid to BestCare.

2.
Payment of Commissions. Within five (5) business days after the Effective Date, Arcadia shall pay BestCare the amount of all commissions owed to the members, employees or their designees, as applicable, for services rendered prior to the Effective Date. In addition, a final commission payment of $13,500 will be made on April 8, 2011. There will be no reduction or adjustment to these commission payments for estimated commission payments previously made.

3.
Necessary Consents. Within thrity (30) business days after the Effective Date, BestCare shall deliver to Arcadia any necessary third party consents including but not limited to the CCNB Security Interest, to operate the business not delivered at the Effective Date.

L.	Arcadia’s Representations and Warranties.
1.
Arcadia represents and warrants that its execution and performance of this Agreement, and all agreements related hereto, have been duly authorized by all necessary corporate action and constitute the binding obligations of Arcadia fully enforceable in accordance with their terms.

2.
Arcadia is a corporation duly organized and validly existing under the Laws of the State of Nevada and is qualified and in good standing under the laws of each jurisdiction where the ownership or operation of its property or the conduct of its Business requires such qualification.

3.	The representations and warranties of Arcadia shall survive the closing of this Agreement.
M.	BestCare’s Representations and Warranties.
1.
BestCare hereby represents and warrants to Arcadia that its execution and performance of this Agreement, and all agreements related hereto, have been duly authorized by all necessary limited liability company action and constitute the binding obligations of BestCare fully enforceable against it in accordance with their terms.

2.
BestCare is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Kentucky and is qualified and in good standing under the laws of each jurisdiction where the ownership or operation of its property or the conduct of the Business requires such qualification.

3.
On the Effective Date, BestCare will have and Arcadia shall receive good title to, or as the case may be, a valid leasehold interest in, all of the Assets free and clear of any mortgage, security interest, pledge, lien or encumbrance (except for the CCNB Security Interest). Except as set forth on Exhibit A-2, BestCare owns or leases all real estate, improvements, facilities, machinery, equipment, fixtures and vehicles, which are reasonably required to operate the Business as presently conducted. The Assets are in good operating condition and repair, are used and useful in the Business as presently conducted, and are in conformity with all applicable laws, ordinances, orders, and regulations.

4.	The representations and warranties of BestCare shall survive the closing of this Agreement.
N.	Indemnification and Releases.
1.
Indemnification by BestCare. BestCare agrees to indemnify, defend, and hold Arcadia harmless from and against any and all demands, claims, actions, or causes of action, assessments, losses, settlements, penalties, forfeitures, expenses, damages and liabilities, including reasonable attorneys fees and court costs (collectively, an “Indemnity Loss”) asserted against, suffered, incurred, sustained or required to be paid by Arcadia arising out of, relating to, or as a direct or proximate result of: (a) any liability of BestCare or any of its members that is not an Assumed Liability; (b) any misrepresentation in or breach of any representation or warranty of BestCare contained in this Agreement; (c) any breach or failure of BestCare to perform any of its respective covenants or obligations contained in this Agreement or any related agreement, exhibit, schedule, certificate or other instrument or document furnished or required to be furnished by BestCare pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; and (d) without limiting the generality of the foregoing, the failure of BestCare to withhold, collect, pay or remit any sales or use tax or payroll or employment tax imposed by any state or local taxing authority in connection with the sale of any product or good or the payment of any wages or compensation or the employment of any persons by BestCare on or before the Effective Date. The provisions of subparagraph (d) do not apply with respect to sales or use taxes for services invoiced by Arcadia or payroll or employment taxes for field staff paid by Arcadia.

2.
Indemnification by Arcadia. Arcadia agrees to indemnify, defend, and hold BestCare harmless from and against any and all Indemnity Loss asserted against, suffered, incurred, sustained or required to be paid by BestCare arising out of, relating to, or as a direct or proximate result of: (a) any misrepresentation in or breach of any representation or warranty of Arcadia contained in this Agreement; (b) any breach or failure of Arcadia to perform any covenant or obligation of Arcadia contained in this Agreement, or any related agreement, exhibit, schedule, certificate or other instrument or document furnished or required to be furnished by Arcadia pursuant to this Agreement or in connection with the transaction contemplated by this Agreement; (c) the Assumed Liabilities; or (d) Arcadia’s assumption of the Lease on the Leased Premises.

3.
Release by Arcadia. Except as provided in Sections H and N.1 above, Arcadia, for itself and its directors, officers, subsidiaries and affiliates, hereby releases and forever discharges BestCare, and its members, owners, directors and officers, from any claims, causes of action, liabilities, damages or losses, known or unknown, contingent or otherwise, arising out of or related in any way to BestCare’s position as an Affiliate of Arcadia, including without limitation, under the Representative Agreement and the services provided by BestCare thereunder.

4.
Release by BestCare. Except as provided in Sections H and N.2 above, BestCare, for itself and its members, owners, directors and officers, hereby release and forever discharge Arcadia, and its directors, officers, subsidiaries and affiliates, from any claims, causes of action, liabilities, damages or losses, known or unknown, contingent or otherwise, arising out of or related in any way to the Representative Agreement. Notwithstanding the foregoing, in the event the Note is not paid in full in accordance with its stated terms, this release shall no longer be in effect.

O.
Expenses. Each of the parties shall bear all expenses and costs incurred by he, she or it in connection with this Agreement and the transactions contemplated herein, including, without limitation, the fees and disbursements of any legal counsel, accountants or any other person whose services have been used by such party.

P.
Assignment. This Agreement and/or any rights or obligations hereunder shall not be assigned by any party without the specific prior written consent of the other party. Provided however, in its sole and absolute discretion, Arcadia may transfer this Agreement to one or more of its direct or indirect subsidiaries.

Q.
Non-Waiver; Severability. No consent or waiver, express or implied, by any party to any breach or default by any other party in the performance of obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance of other obligations of such other party. Failure on the part of any party to declare another party in default, irrespective of how long such failure continues, shall not constitute consent or waiver of the rights of such party. Any item or provision found to be in violation of the law shall be severed from this Agreement and shall be deemed to be null and void and shall not affect the validity of any other term or provision of this Agreement.

R.
Counterparts. This Agreement may be executed and delivered in counterparts, each of which, when so executed and delivered, shall constitute an original, but such counterparts shall constitute one and the same instrument. Signatures delivered by email or facsimile shall be binding to the same extent as an original.

S.
Governing Law. This Agreement shall be subject to and governed by the laws of the State of Indiana. The parties consent to the exclusive jurisdiction in the courts of Marion County, Indiana for all disputes arising under this Agreement.

T.
Entire Agreement. Together with the provisions of the Representative Agreement specified herein and the exhibits attached hereto, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings of the parties with respect to the transactions contemplated by this Agreement, provided that, for the avoidance of doubt, nothing in this Agreement shall alter, terminate, impair or otherwise affect the rights, duties and obligations of each of the parties under the Representative Agreement that survive the termination of the Representative Agreement pursuant to the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“ARCADIA” ARCADIA RESOURCES, INC.
By:	/s/ Marvin Richardson
	Name:	Marvin Richardson
	Title:	Chief Executive Officer & President

“BESTCARE” BESTCARE TRAVEL STAFFING, LLC
By:	Vicki R. Zeller
Printed: Vicki R. Zeller
	Title:	President

“ZELLER”
Steven L. Zeller
Steven L. Zeller, who joins in the execution of this Agreement solely for purposes of Paragraph H of this Agreement